================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 12, 2005

                                 Date of Report
                        (Date of earliest event reported)

                       ADVANCIS PHARMACEUTICAL CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                Delaware                000-50414          52-2208264
    -------------------------------    ------------    -------------------
    (State or Other Jurisdiction of    (Commission       (IRS Employer
             Incorporation)            File Number)    Identification No.)

    20425 Seneca Meadows Parkway, Germantown, Maryland        20876
    --------------------------------------------------      ----------
         (Address of Principal Executive Offices)           (ZIP Code)

       Registrant's telephone number, including area code: (301) 944-6600



          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

================================================================================

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

         On December 12, 2005, Advancis Pharmaceutical Corporation (the "Company") entered into an employment agreement with Mr. Robert C. Low, our vice president, finance and acting chief financial officer. Mr. Low will receive a salary of $220,000, effective November 1, 2005, and is eligible for performance-based bonuses up to 25% of his base salary. Mr. Low's salary may be increased at our discretion based upon his performance. Mr. Low is also entitled to participate in and receive employee benefits, including life and disability insurance, medical, dental and hospitalization plans, and other perquisites and benefits as are provided to our other executive officers. The agreement may be terminated by us at any time or by Mr. Low upon 90 days' advance notice. If we terminate Mr. Low's employment without cause (as defined in the agreement), he will be entitled to severance compensation as follows: (a) if terminated in the first six months of the term of the agreement, Mr. Low will be entitled to an amount equal to three months of salary; (b) if terminated after the first six months, but before the first 12 months, of the term, Mr. Low will be entitled to an amount equal to six months of salary; or (c) if terminated after the first 12 months of the term of the agreement, Mr. Low will be entitled to an amount equal to 12 months of salary. Notwithstanding the previous sentence, if Mr. Low is terminated without cause within 12 months following a change of control (as defined in the agreement), Mr. Low will be entitled to a severance payment equal to 12 months' salary. If terminated without cause, Mr. Low will also be entitled to receive a pro-rata percentage of any performance-based bonus he received for the fiscal year prior to the date of termination.

The employment agreement includes certain restrictive covenants for the benefit of the Company relating to non-disclosure by Mr. Low of the Company's confidential business information, the Company's right to inventions and intellectual property, non-solicitation of the Company's employees and non-competition by Mr. Low with the Company's business. In the event that, subsequent to termination of employment, Mr. Low breaches any of the restrictive covenants or directly or indirectly makes any adverse public statement or disclosure with respect to the business or securities of the Company, all payments and benefits to which he would otherwise be entitled under the agreement would be forfeited.

On December 12, 2005, the Company and Mr. Low also entered into an indemnification agreement, pursuant to which the Company has agreed to indemnify and advance expenses to Mr. Low in the event third-party claims were made against him in his capacity as an officer of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADVANCIS PHARMACEUTICAL CORPORATION



Date: December 16, 2005            By: /s/ Robert C. Low
                                       -----------------------------------------
                                       Robert C. Low
                                       Vice President, Finance and Acting Chief
                                       Financial Officer